Exhibit 10(c)

AMENDMENT TO THE NORWEST CORPORATION
DIRECTORS’ STOCK DEFERRAL PLAN

      The Norwest Corporation Directors’ Stock Deferral Plan (the “Plan”) is amended effective January 1, 2004 as follows:

      1.     Section 8 of the Plan is amended by the addition of the following sentence after the second sentence to read in full as follows:

      ” In addition, notwithstanding his or her election pursuant to Section 3, a participant, while still a member of the Board, may elect one time to defer commencement of payment of a Deferred Stock Account or Deferred Cash Account until March 1 of any year so long as the new payment commencement date (i.e., March 1 of the year so elected) is at least 36 months beyond the original March 1 payment commencement date. To be effective, the election must be made by the participant at least 12 months prior to the original March 1 payment commencement date.”

      2.     Section 9 of the Plan is amended by the addition of the following sentence after the first sentence to read in full as follows:

      ” Notwithstanding such election, a participant, while still a member of the Board, may elect one time to defer commencement of payment of a Deferred Stock Account or Deferred Cash Account until March 1 of any year so long as the new payment commencement date (i.e., March of the year so elected) is at least 36 months beyond the original March 1 payment commencement date. To be effective, the election must be made by the participant at least 12 months prior to the original March 1 payment commencement date.”

      3.     The Plan is amended by the addition of new Section 23 to read in full as follows:

               23.     Severability. If any provision of the Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if legislative, Internal Revenue Service, Department of Labor, court or other action could in the opinion of the Plan Administrator cause a provision to be interpreted so as to cause participants in the Plan to be in constructive receipt of amounts in their Deferred Stock Accounts and Deferred Cash Accounts for U.S. federal income tax purposes, the Plan shall be construed and enforced as if the provision had not been included in the Plan.